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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated January 27, 2000, except as to note 1(j), which is as of November 14, 2000, relating to the consolidated financial statements of PlanetCAD Inc. (formerly Spatial Technology Inc.) and subsidiaries and our report dated October 6, 2000 relating to the financial statements of Prescient Technologies, Inc. included herein and to the reference of our firm under the heading "Experts" in the prospectus.


                                                 /s/ KPMG LLP

                                                 KPMG LLP

Boulder, Colorado
November 17, 2000